UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Leaf Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2019

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2019, the board of directors (the “Board”) of Leaf Group Ltd. (the “Company”) appointed Charles “Lanny” Baker to serve as a Class I director. As a Class I director, Mr. Baker will be up for election at the Company’s 2020 annual meeting of stockholders.

Mr. Baker has over 20 years of experience in internet and digital media companies. Mr. Baker has served as Chief Financial Officer of Yelp, Inc. since April 2016. Previously, Mr. Baker served as Chief Executive Officer and President of ZipRealty, Inc., an online real estate brokerage and technology company, from September 2010 through March 2016. He also served as Executive Vice President and Chief Financial Officer of ZipRealty from December 2008 to September 2010. ZipRealty was acquired by Realogy Holdings, Inc. in August 2014. From June 2007 to December 2008, Mr. Baker was an independent investor. From March 2005 to June 2007, he served as Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc., which operates the employment website monster.com. From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Salomon Smith Barney, then Citigroup), including Managing Director in the Equity Research Department. Mr. Baker served on the board and chaired the Audit and Nominating and Corporate Governance Committees of XO Group, Inc., a publicly traded life stage consumer Internet and media company, from November 2005 to December 2018, when it was acquired by WeddingWire, Inc. He also served as a director and chairman of the Audit Committee of HomeAway, Inc., a publicly traded online vacation rental company, from 2011 to December 2015, when it was acquired by Expedia, Inc. Mr. Baker holds a B.A. from Yale College.

There are no arrangements between Mr. Baker and any other person pursuant to which Mr. Baker was selected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Baker has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Baker is eligible to receive compensation pursuant to the Company’s outside director compensation program, which provides for an annual cash retainer of $50,000, plus additional amounts for serving on or chairing any of the Board committees. Mr. Baker is also eligible to receive an initial equity award with an aggregate grant date fair value of $150,000, consisting of a restricted stock unit award with a grant date fair value of $75,000 and a non-qualified stock option award with a grant date fair value of $75,000, each of which vests over three years, and annual equity awards pursuant to the terms of the outside director compensation program. All equity awards granted pursuant to the outside director compensation program are subject to the director’s continued service on the Board and are subject to acceleration upon the occurrence of specified events. In connection with his appointment as a director, Mr. Baker entered into the Company’s standard form of indemnification agreement.

Item 7.01        Regulation FD Disclosure.

On April 15, 2019, the Company announced that its Board was commencing a comprehensive review of its strategic alternatives, including a potential sale of the Company.

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A copy of the Company’s press release announcing the matters described under Item 5.02 above and this Item 7.01 is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated April 15, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019	LEAF GROUP LTD.

	By:	/s/ Adam F. Wergeles
Adam F. Wergeles
General Counsel

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Exhibit 99.1

Leaf Group Commences Comprehensive Strategic Review to Maximize Shareholder Value

Appoints Lanny Baker, Chief Financial Officer of Yelp, to Board

SANTA MONICA, Calif., April 15, 2019 (GLOBE NEWSWIRE) - Leaf Group Ltd. (NYSE: LEAF), a diversified consumer internet company, today announced it will commence a comprehensive review of its strategic alternatives, including a potential sale of the company. This process is part of the ongoing effort by Leaf Group’s Board of Directors to maximize shareholder value.

“We have made significant changes across the company over the past few years, streamlining our business, focusing on our strengths, optimizing our operations and driving much improved financial performance,” said Sean Moriarty, Chief Executive Officer of Leaf Group. “We have made great strides in returning the company to top line growth and we recently achieved quarterly adjusted EBITDA profitability a quarter ahead of schedule. In connection with the 2019 Annual Meeting, we have engaged in active discussions with our shareholders and accordingly are commencing a process to explore strategic alternatives. All options are on the table and the Board is committed to taking whatever steps are necessary to maximize shareholder value.”

The review will be led by Leaf Group’s Board of Directors, with outside assistance from GCA as financial advisor and Goodwin Procter LLP as legal counsel.

There can be no assurances given regarding the outcome or timing of the strategic review process. Leaf Group does not intend to make further announcements regarding the review unless the Board has approved a course of action requiring disclosure.

Lanny Baker Appointed to Board of Directors

Leaf Group also today announced that it has appointed Lanny Baker, current Yelp Chief Financial Officer, to the company’s Board of Directors, effective immediately. Mr. Baker is a seasoned veteran of consumer Internet businesses.

“We are very pleased to welcome Lanny to the Board,” said Mr. Moriarty. “His extensive experience in leading and advising consumer-focused digital platforms, combined with his considerable financial, operational and management skills, makes him an invaluable addition as we evaluate the opportunities in front of us and continue to build enduring, creator-driven brands.”

As Chief Financial Officer of Yelp, Mr. Baker oversees the corporate finance, accounting, investor relations and real estate functions for one of the most successful and ubiquitous digital businesses. Mr. Baker served on the board and chaired the Audit and Nominating and Corporate Governance Committees of XO Group, Inc., a life stage consumer Internet and media company, from November 2005 to December 2018, when it was acquired by WeddingWire, Inc. He also served as a director and chairman of the Audit Committee of HomeAway, Inc., an online vacation rental company, from 2011 to December 2015, when it was acquired by Expedia, Inc. Prior to Yelp, Mr. Baker served in various leadership roles for ZipRealty, an online real estate brokerage and technology company, including as Chief Executive Officer and Chief Financial Officer.

Mr. Baker will serve as a Class I director and will be up for election at the company’s 2020 Annual Meeting of shareholders.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this communication include, among other things, express and implied statements regarding the future performance of the company and the review of strategic alternatives referred to in this communication and any expected outcomes; the company’s ability to generate long-term value for its stockholders; and any future actions that may be taken by activist stockholders regarding the company’s 2019 Annual Meeting.  These statements are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties, including as to the outcome of the review of strategic alternatives referred to in this communication.  Actual results could differ materially from those predicted or implied in this communication for a variety of reasons.  Potential risks and uncertainties that could affect the company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2018 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 4, 2019, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the company’s ability to successfully drive and increase traffic to its marketplaces and media properties; the company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the impact of increasing mobile usage on the company’s marketplace businesses; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the potential impact on advertising based revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the impact of certain changes made to the business model for the company’s media properties, including the ability to successfully launch, manage and grow new vertically focused web properties; the company’s ability to effectively integrate, manage, operate and grow acquired businesses; the company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. The company does not intend to revise or update the information set forth in this communication, except as required by law, and may not provide this type of information in the future.

Important Stockholder Information

Leaf Group filed with the Securities and Exchange Commission and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the company’s 2019 Annual Meeting. The proxy statement contains important information about the company, the 2019 Annual Meeting and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the matters to be considered at the company’s 2019 Annual Meeting. Information concerning the company’s directors and executive officers is included in the proxy statement. The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the company with the Securities and Exchange Commission, may be obtained by investors and stockholders free of charge on the Securities and Exchange Commission’s web site at www.sec.gov. Copies will also be available free of charge on the company’s website at www.leafgroup.com.

Investor Contacts

Jantoon Reigersman

310-917-6413

IR@leafgroup.com

Shawn Milne

415-264-3419

shawn.milne@leafgroup.com

Media Contacts

John Christiansen/Matt Reid

Sard Verbinnen & Co

415-618-8750/310-201-2040

LeafGroup-SVC@sardverb.com